Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

NeuroOne Medical Technologies Corporation

Eden Prairie, Minnesota

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-224572) of NeuroOne Medical Technologies Corporation of our report dated December 20, 2019, relating to the consolidated financial statements which appear in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Minneapolis, Minnesota

December 20, 2019